FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR FIRST QUARTER 2016

Marlborough, Mass. (April 27, 2016) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $1.964 billion during the first quarter ended March 31, 2016, compared to the company's guidance range for the quarter of $1.890 to $1.940 billion. This represents 13 percent operational revenue growth (calculated on a constant currency basis) and an increase of 11 percent on a reported basis, all compared to the prior year period. The company achieved adjusted earnings per share of $0.28 for the period, compared to $0.21 a year ago, and reported GAAP earnings of $202 million, or $0.15 per share, compared to earnings of $(0.00) a year ago.

"Four of our seven businesses achieved double-digit organic revenue growth this quarter, as the high performance of our global team has accelerated our growth profile as a company," said Mike Mahoney, president and chief executive officer, Boston Scientific. "This strong start enables us to raise our outlook for the year. We continue to execute on our product launches, expand into faster growth markets and deliver solutions that address unmet clinical needs."

First quarter financial results and recent developments:

•	Reported first quarter sales of $1.964 billion, representing an increase of 11 percent on a reported basis and 13 percent operational revenue growth, all compared to the prior year period.

•
Grew organic revenue 8 percent in the first quarter over the prior year period. Organic revenue growth excludes the impact of changes in foreign currency exchange rates and sales from the acquisition of the American Medical Systems (AMS) male urology portfolio.

•
Delivered adjusted earnings per share of $0.28 compared to the company's guidance range of $0.23 to $0.25 per share, and reported GAAP earnings of $0.15 per share compared to the company’s guidance range of $0.11 to $0.13 per share.

•
Achieved first quarter operational revenue growth of 28 percent in MedSurg (11 percent organic), 14 percent in Cardiovascular and a decline of 2 percent in Rhythm Management, all over the prior year period.

•
Delivered strong operational revenue growth across all three major regions: 14 percent growth (7 percent organic) in the U.S., 11 percent growth (6 percent organic) in Europe and 15 percent growth (14 percent organic) in AMEA (Asia, Middle East and Africa), all over the prior year period. Achieved 23 percent operational revenue growth (21 percent organic) in Emerging Markets.

•
Received a national coverage decision from the Centers for Medicare and Medicaid Services that is consistent with the U.S. Food and Drug Administration (FDA) label and will cover the WATCHMAN™ Left Atrial Appendage Closure Device as a non-pharmacological treatment option for stroke risk reduction in patients with non-valvular atrial fibrillation.

•
Received approvals for several products deemed safe for use in a magnetic resonance imaging (MRI) environment when conditions of use are met, including FDA approval for the ImageReady™ MR-Conditional Pacing System, CE Mark for the new EMBLEM™ MRI Subcutaneous Implantable Defibrillator (S-ICD) System and MR-conditional labeling for all previously implanted EMBLEM S-ICD Systems. The ImageReady System includes ACCOLADE™ MRI and ESSENTIO™ MRI pacemakers and the new INGEVITY™ MRI pacing leads. The company also initiated a global trial called ENABLE MRI to evaluate the safety of currently approved implanted cardiac defibrillation (ICD) and cardiac resynchronization therapy (CRT) systems for patients in an MRI environment.

•
Received FDA approval for the ACUITY™ X4 Quadripolar Left Ventricular Leads. The addition of the quadripolar leads to the Rhythm Management portfolio enables the company to now offer a full X4 CRT system, consisting of both the device and the leads, to the U.S. market

•
Launched the AXIOS™ Stent and Electrocautery Enhanced Delivery System to help physicians manage two serious complications from pancreatitis (pancreatic pseudosysts and certain types of walled-off pancreatic necrosis) using a minimally invasive, endoscopic approach.

•
Received CE Mark for, and began European commercialization of, the Eluvia™ Drug-Eluting Vascular Stent System,* the first polymer-based drug-eluting stent designed to treat peripheral lesions above the knee. Initiated the IMPERIAL trial to support regulatory approvals of the Eluvia System in the U.S. and Asia.

•
Received FDA approval for the Blazer™ Open-Irrigated Radiofrequency Ablation Catheter, designed for use in ablation procedures to restore a normal heart rhythm for patients with Type I atrial flutter, marking the first time that the company will offer an open-irrigated catheter to the U.S. market. The company also received CE Mark for the IntellaTip MiFi™ Open-Irrigated Catheter** for use in all cardiac ablation procedures.

•
Presented compelling data at the American College of Cardiology's 65th annual Scientific Sessions across the company's Cardiovascular and Rhythm Management franchises, including the WATCHMAN Device, the SYNERGY™ Bioabsorbable Polymer Drug-Eluting Stent System, the Lotus™ Transcatheter Aortic Valve Replacement (TAVR) System* and the communications capabilities between the company's leadless pacemaker*** and the EMBLEM S-ICD System.

* In the U.S., the Eluvia Stent System and Lotus Valve System are investigational devices limited under U.S. federal law to investigational use only and not available for sale.

** In the U.S., the IntellaTip Mifi Open Irrigated Catheter is not available for use or sale.

*** The leadless pacemaker is a concept device or technology. Not available for use or sale.

Net sales for the first quarter:

			Change
	Three Months Ended March 31,		As Reported Basis	Less: Impact of Foreign Currency		Constant Currency Basis
in millions	2016	2015

Interventional Cardiology	$548	$495	11%	$(19)	(2)%	13%
Peripheral Interventions	242	217	12%	(7)	(2)%	14%
Cardiovascular	790	712	11%	(26)	(3)%	14%
Cardiac Rhythm Management	433	456	(5)%	(11)	(2)%	(3)%
Electrophysiology	59	58	3%	(2)	(2)%	5%
Rhythm Management	492	514	(4)%	(13)	(2)%	(2)%
Endoscopy	333	305	9%	(9)	(2)%	11%
Urology and Pelvic Health	228	123	85%	(8)	(2)%	87%	*
Neuromodulation	121	114	6%	(2)	(2)%	8%
MedSurg	682	542	26%	(19)	(2)%	28%

Net Sales	$1,964	$1,768	11%	$(58)	(2)%	13%

*Excluding the sales of acquired AMS male urology portfolio products, organic Urology and Pelvic Health grew 12%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of changes in foreign currency exchange rates and/or the impact of recent acquisitions with significant sales are not prepared in accordance with U.S. GAAP. An explanation of the company's use of these non-GAAP financial measures is included in the exhibits attached to this news release.

On a consolidated GAAP basis, net income for the first quarter of 2016 was $202 million, or $0.15 per share. These results included acquisition- and divestiture-, litigation-, and restructuring and restructuring- related net charges and amortization expense, of $176 million (after-tax) or $0.13 per share. Adjusted net income for the first quarter of 2016, excluding these net charges, was $378 million, or $0.28 per share.

On a consolidated GAAP basis, net loss for the first quarter of 2015 was $1 million, or $(0.00) per share. These results included acquisition- and divestiture-, litigation-, and restructuring and restructuring-related net charges, pension termination charges and amortization expense, of $287 million (after-tax) or $0.21 per share. Adjusted net income for the first quarter of 2015, excluding these net charges, was $286 million, or $0.21 per share.

Guidance for Full Year and Second Quarter 2016

The company now estimates revenue for the full year 2016 to be in a range of $8.075 to $8.225 billion (compared to prior guidance of $7.900 to $8.100 billion), which versus the prior year period represents growth of approximately 8 to 10 percent on a reported basis, growth of approximately 9 to 11 percent on an operational basis and growth of approximately 6 to 8 percent on an organic basis. The company now estimates income on a GAAP basis in a range of $0.64 to $0.69 per share (compared to prior guidance of $0.62 to $0.67 per share), and now estimates adjusted earnings, excluding acquisition- and divestiture-, litigation-, and restructuring and restructuring-related net charges, and amortization expense, in a range of $1.06 to $1.10 per share (compared to $1.03 to $1.07 per share).

The company estimates sales for the second quarter of 2016 to be in a range of $2.010 to $2.060 billion, which versus the prior year period represents growth of approximately 9 to 12 percent on a reported basis, growth of approximately 11 to 13 percent on an operational basis and growth of approximately 6 percent to 8 percent on an organic basis. The company estimates earnings on a GAAP basis in a range of $0.14 to $0.17 per share. Adjusted earnings, excluding acquisition- and divestiture- and restructuring and restructuring-related net charges and amortization expense, are estimated in a range of $0.25 to $0.27 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (ET). The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP, organic and operational revenue growth rates, GAAP earnings and adjusted earnings for the second quarter and full year 2016; our financial performance; our business plans; and our positioning for revenue and earnings growth.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; markets for our products; expected pricing environment; expected procedural volumes; the closing and integration of acquisitions; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this news release.

CONTACT:
Media:	Tom Keppeler
508-683-6585 (office)
Media Relations
Boston Scientific Corporation
tom.keppeler@bsci.com

Investors:	Susan Lisa, CFA
508-683-5565 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
in millions, except per share data	2016	2015

Net sales	$1,964	$1,768
Cost of products sold	573	520
Gross profit	1,391	1,248

Operating expenses:
Selling, general and administrative expenses	716	668
Research and development expenses	210	192
Royalty expense	19	17
Amortization expense	136	113
Contingent consideration expense (benefit)	4	27
Restructuring charges	3	6
Litigation-related charges (credits)	10	193
Pension termination charges	—	8
	1,098	1,224
Operating income (loss)	293	24

Other income (expense):
Interest expense	(59)	(60)
Other, net	(6)	(15)
Income (loss) before income taxes	228	(51)
Income tax expense (benefit)	26	(50)
Net income (loss)	$202	$(1)

Net income (loss) per common share - basic	$0.15	$(0.00)
Net income (loss) per common share - assuming dilution	$0.15	$(0.00)

Weighted-average shares outstanding
Basic	1,350.4	1,333.7
Assuming dilution	1,369.9	1,333.7

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	March 31,	December 31,
in millions, except share data	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$338	$319
Trade accounts receivable, net	1,291	1,275
Inventories	1,022	1,016
Deferred and prepaid income taxes	76	496
Other current assets	437	365
Total current assets	3,164	3,471

Property, plant and equipment, net	1,464	1,490
Goodwill	6,477	6,473
Other intangible assets, net	6,062	6,194
Other long-term assets	551	505
TOTAL ASSETS	$17,718	$18,133

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$253	$3
Accounts payable	232	209
Accrued expenses	1,792	1,970
Other current liabilities	331	248
Total current liabilities	2,608	2,430

Long-term debt	5,424	5,674
Deferred income taxes	295	735
Other long-term liabilities	2,934	2,974

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000 shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000 shares -
issued 1,602,133,758 shares as of March 31, 2016 and
1,594,213,786 shares as of December 31, 2015	16	16
Treasury stock, at cost - 247,566,270 shares as of March 31, 2016
and 247,566,270 shares as of December 31, 2015	(1,717)	(1,717)
Additional paid-in capital	16,848	16,860
Accumulated deficit	(8,725)	(8,927)
Accumulated other comprehensive income (loss), net of tax	35	88
Total stockholders' equity	6,457	6,320
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$17,718	$18,133

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended March 31, 2016
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$228	$(26)	$202	$0.15
Non-GAAP adjustments:
Acquisition- and divestiture-related net charges (b)	42	2	44	0.03
Restructuring and restructuring-related net charges (c)	13	(4)	9	0.01
Litigation-related net charges	10	(4)	6	0.00
Amortization expense	136	(19)	117	0.09
Adjusted net income	$429	$(51)	$378	$0.28

	Three Months Ended March 31, 2015
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$(51)	$50	$(1)	$(0.00)
Non-GAAP adjustments:
Acquisition- and divestiture-related net charges (d)	42	1	43	0.03	*
Restructuring and restructuring-related net charges (e)	22	(4)	18	0.01	*
Litigation-related net charges	193	(70)	123	0.10	*
Pension termination charges	8	(3)	5	0.00	*
Amortization expense	113	(15)	98	0.07	*
Adjusted net income	$327	$(41)	$286	$0.21

*Assumes dilution of 24.0 million shares for the three months ended March 31, 2015 for all or a portion of these non-GAAP Adjustments

(a) Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the first quarter of 2016, pre-tax acquisition- and divestiture-related net charges were $42 million, of which $24 million was recorded in cost of products sold, $14 million was recorded in selling, general and administrative expenses, and $4 million was recorded as contingent consideration expense.

(c) In the first quarter of 2016, pre-tax restructuring charges were $3 million and pre-tax restructuring-related charges were $10 million, of which $6 million was recorded in cost of products sold and $4 million was recorded in selling, general and administrative expenses.

(d) In the first quarter of 2015, pre-tax acquisition- and divestiture-related net charges were $42 million, of which $4 million was recorded in cost of products sold, $7 million was recorded in selling, general and administrative expenses, $27 million was recorded as contingent consideration expense, and $4 million was recorded in interest expense.

(e) In the first quarter of 2015, pre-tax restructuring charges were $6 million and pre-tax restructuring- related charges were $16 million, of which $8 million was recorded in cost of products sold and $8 million was recorded in selling, general and administrative expenses.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
SEGMENT INFORMATION
(Unaudited)

SEGMENT NET SALES*	Three Months Ended March 31,
in millions	2016	2015	Change

Interventional Cardiology	$613	$541	13%
Peripheral Interventions	264	232	14%
Cardiovascular	877	773	14%

Cardiac Rhythm Management	471	483	(3)%
Electrophysiology	64	61	5%
Rhythm Management	535	544	(2)%

Endoscopy	365	328	11%
Urology and Pelvic Health	243	130	87%
Neuromodulation	125	116	8%
MedSurg	733	574	28%

Subtotal Core Businesses	2,145	1,891	13%

Foreign Currency	(181)	(123)	N/A

Net Sales	$1,964	$1,768	11%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

SEGMENT OPERATING INCOME*	Three Months Ended March 31,
in millions	2016	2015

Segment operating income
Cardiovascular	$299	$236
Rhythm Management	90	78
MedSurg	239	166
Operating income allocated to reportable segments	628	480
Corporate expenses and currency exchange	(134)	(82)
Acquisition and divestiture-, litigation-, restructuring- and restructuring-related net charges, and pension termination charges	(65)	(261)
Amortization expense	(136)	(113)
Operating income (loss)	$293	$24

*We measure and evaluate our reportable segments based on segment net sales and operating income, excluding the impact of changes in foreign currency. Sales generated from reportable segments, as well as operating results of reportable segments and corporate expenses, are based on internally-derived standard currency exchange rates, which may differ from year to year, and do not include intersegment profits. We exclude from segment operating income certain corporate-related expenses and certain transactions or adjustments that our chief operating decision maker considers to be non-recurring and/or non-operational, such as amounts related to intangible asset impairment charges; acquisition and divestiture-, restructuring- and litigation-related net charges and credits; pension termination charges; and amortization expense. Although we exclude these amounts from segment operating income, they are included in reported consolidated operating income (loss) and are included in the reconciliation above.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE CARDIAC RHYTHM MANAGEMENT (CRM) SALES BY COMPONENT
(Unaudited)

	Three Months Ended March 31,
(in millions)	2016	2015
Defibrillator systems	311	335
Pacemaker systems	122	121
CRM products	$433	$456

BOSTON SCIENTIFIC CORPORATION
SEGMENT AND REGIONAL NET SALES
(Unaudited)

Q1 2016 Segment Net Sales as compared to Q1 2015

	MedSurg	Cardiovascular	Rhythm Management	Total BSC
Percentage change in net sales, as reported	26%	11%	(4)%	11%
Less: Impact of Foreign Currency Fluctuations	(2)%	(3)%	(2)%	(2)%
Percentage change in net sales, constant currency	28%	14%	(2)%	13%
Less: Impact of AMS acquisition	17%	—%	—%	5%
Percentage change in net sales, organic	11%	14%	(2)%	8%

Q1 2016 Regional Net Sales as compared to Q1 2015

	U.S.	Europe	AMEA	Emerging Markets*
Percentage change in net sales, as reported	14%	8%	12%	8%
Less: Impact of Foreign Currency Fluctuations	—%	(3)%	(3)%	(15)%
Percentage change in net sales, constant currency	14%	11%	15%	23%
Less: Impact of AMS acquisition	7%	5%	1%	2%
Percentage change in net sales, organic	7%	6%	14%	21%

*We define Emerging Markets as including certain countries that we believe have strong growth potential based on their economic conditions, healthcare sectors, and our global capabilities. Currently, we include 20 countries in our definition of Emerging Markets.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED REVENUE NON-GAAP GROWTH RATES AND NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

Q2 and Full Year 2016 Estimated Revenue Growth Rates

	Q2 2016 Estimate		Full Year 2016 Estimate
	(Low)	(High)	(Low)	(High)
Estimated GAAP sales growth	9%	12%	8%	10%
Less: Estimated Impact of Foreign Currency Fluctuations	(2)%	(1)%	(1)%	(1)%
Estimated sales growth, constant currency	11%	13%	9%	11%
Less: Impact of AMS acquisition	5%	5%	3%	3%
Estimated sales growth, organic	6%	8%	6%	8%

Q2 and Full Year 2016 EPS Guidance

	Q2 2016 Estimate		Full Year 2016 Estimate		Prior Full Year 2016 Estimate
	(Low)	(High)	(Low)	(High)	(Low)	(High)
GAAP results	$0.14	$0.17	$0.64	$0.69	$0.62	$0.67

Estimated acquisition and divestiture-related net charges	0.01	0.01	0.06	0.05	0.05	0.04
Estimated restructuring and restructuring-related charges	0.01	0.00	0.02	0.02	0.02	0.02
Estimated amortization expense	0.09	0.09	0.34	0.34	0.34	0.34
Litigation-related charges	0.00	0.00	0.00	0.00	0.00	0.00

Adjusted results	$0.25	$0.27	$1.06	$1.10	$1.03	$1.07

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement our financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income and adjusted net income per share that exclude certain amounts, and revenue growth rates that exclude the impact of changes in foreign currency exchange rates and/or the impact of recent acquisitions with significant sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate revenue growth rates that exclude the impact of changes in foreign currency exchange rates, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this constant currency growth rate and/or growth rates excluding the impacts of recent acquisitions with significant sales is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. With the exception of the impact of recent acquisitions with significant sales, the adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures that are reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income and adjusted net income per share that exclude certain amounts, and revenue growth rates that exclude the impact of changes in foreign currency exchange rates and/or the impact of recent acquisitions with significant sales, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its financial and operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three and six months ended March 31, 2016 and 2015, and for the forecasted three month period ending June 30, 2016 and full year ending December 31, 2016, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share:

•
Acquisition- and divestiture-related net charges (credits) - These adjustments may consist of (a) contingent consideration fair value adjustments; (b) gains on previously held investments; (c) purchased and/or funded in-process research and development expenses incurred outside of a business combination; and (d) due diligence, other fees, inventory step up amortization, and integration and exit costs. The contingent consideration adjustments represent accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Due diligence, other fees, inventory step-up amortization, and integration and exit costs include legal, tax, severance and other expenses associated with prior and potential future acquisitions that can be highly variable and not representative of ongoing operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

•
Restructuring and restructuring-related net charges (credits) - These adjustments represent severance and other direct costs associated with our 2014 Restructuring program. These costs are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these costs for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

•
Litigation-related net charges (credits) - These adjustments include certain significant product liability and other litigation-related charges and credits. These amounts are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

•
Pension termination charges - This item represents charges associated with the termination of the Guidant Retirement Plan, a frozen defined benefit plan. These charges are not expected to recur after 2015 and do not reflect expected ongoing operating results. Accordingly, management has excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

•
Amortization expense - We record intangible assets at historical cost and amortize them over their estimated useful lives. Amortization expense is excluded from management's assessment of operating performance and is also excluded from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Revenue Growth Rates Excluding the Impact of Changes in Foreign Currency Exchange Rates and/or the Impact of Recent Acquisitions with Significant Sales

•
The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. The impact of recent acquisitions with significant sales in the current period and no prior period equivalent may distort our presentation of organic growth. Accordingly, management excludes the impact of changes in foreign currency exchange rates and/or the impacts of recent acquisitions with significant sales for purposes of reviewing revenue growth rates to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Adjusted net income and adjusted net income per share that exclude certain amounts, and revenue growth rates that exclude the impact of changes in foreign currency exchange rates and/or the impacts of recent acquisitions with significant sales, are not in accordance with U.S. GAAP and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.